Exhibit 5.1

PW RICHTER PLC

3901 Dominion Townes Circle, Richmond, Virginia 23223

Telephone: (804) 644-2182; Website: www.pwrichtersec.com; Email:  pwr@pwrichtersec.com

September 25, 2020

Jeffrey Guzy, Chairman of the Board of Directors

Board of Directors

CoJax Oil and Gas Corporation

3033 Wilson Boulevard, Suite E605

Arlington, Virginia 22201

RE: FORM S-1 REGISTRATION STATEMENT (Commission File #: 333-232845),

dated September 25, 2020

Gentleman:

We have acted as special counsel to CoJax Oil and Gas Corporation, a Virginia corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-1, as may be amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), for the offer and sale by the Company of up to 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share

As the basis for the opinions hereinafter expressed, we have examined: (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date; (c) the Bylaws of the Company, as amended to date; (d) certain resolutions of the Board of Directors of the Company; and (e) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Virginia Stock Corporation Act, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as copies thereof.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

The opinions expressed herein are limited to the Virginia Stock Corporation Act, as amended, and the federal securities laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Named Experts and Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Sincerely,

/s/ PW Richter PLC

PW RICHTER PLC